UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 19, 2012

(Date of earliest event reported)

SCOLR Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31982	91-1689591
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13400 NE 20th Street, Suite 44

Bellevue, Washington 98005

(Address of principal executive offices and zip code)

(425) 368-1050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Agreement.

On October 21, 2012, SCOLR Pharma, Inc., a Delaware corporation (the “Company” or “SCOLR”), and RedHill Biopharma Ltd., an Israeli corporation (“RedHill”), entered into a term sheet, effective as of October 19th 2012, which sets forth certain terms and conditions of a contemplated license agreement between the parties.

The term sheet contemplates the negotiation of a definitive license agreement under which RedHill would obtain exclusive worldwide rights to develop, market and sell formulations of two drugs based on SCOLR’s proprietary controlled delivery technology (CDT®). The first drug is ibuprofen, an analgesic for the treatment of pain and inflammation. The second drug is pseudoephedrine, a decongestant for the treatment of cough and cold. The term sheet sets forth the basic terms of the contemplated definitive license agreement. The terms include an agreement by RedHill to use diligent efforts to obtain regulatory approval for the two drugs and to bring them to market. The term sheet also provides for payments to SCOLR to be made at specified rates based on the aggregate net sales of the licensed products. The term sheet contemplates that SCOLR would be entitled to royalties based on net sales of the products actually received by RedHill ranging between 20% and 50% for ibuprofen, and between 8% and 15% for pseudoephedrine, depending in each case upon the territory in which such net sales are derived, RedHill’s role in the distribution of the products and certain other factors. The term sheet does not contemplate any advance or milestone payments payable to SCOLR.

The license transaction contemplated by the term sheet is subject to the satisfactory completion of due diligence by RedHill, the execution of a definitive licensing agreement and certain other conditions. The term sheet includes binding provisions (i) prohibiting SCOLR from engaging in negotiations with any other party related to the products contemplated to be licensed to RedHill for a period of ninety (90) days and (ii) requiring payments to be made under certain circumstances in which either party fails to execute the definitive licensing agreement following satisfactory completion of due diligence.

This current report on Form 8-K contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected revenue impact of the Amendment referred to herein. These forward-looking statements involve risks and uncertainties, including activities, events or developments that we expect, believe or anticipate will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the completion of definitive documentation and due diligence, receipt of necessary approvals and consents, and general economic conditions. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission. Such filings are available on our website or at www.sec.gov. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOLR PHARMA, INC.

Dated: October 23, 2012	By:	/s/ Stephen J. Turner
President and Chief Executive Officer

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